UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 23, 2012

NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Belward Campus Drive Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 268-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 27, 2010, the Securities and Exchange Commission (the “Commission”) declared effective the Registration Statement on Form S-3 (File No. 333-165496) of Novavax, Inc. (the “Company”) originally filed on March 16, 2010 with the Commission (the “Registration Statement”). The Registration Statement permits the Company to issue, in one or more offerings, shares of common stock, preferred stock, warrants or units at an aggregate initial offering price not to exceed $150,000,000.

On October 23, 2012, the Company agreed to sell, directly to RA Capital Management, LLC, Camber Capital Management LLC, Ayer Capital Management LP and/or one or more of their respective affiliates, 12,385,321 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a price equal to $2.18 per Share. The Company will not pay any underwriting discounts or commissions on this transaction, so the proceeds to the Company, before expenses, will be approximately $27 million. The Company estimates that total expenses of this offering will be approximately $100,000.

In connection with the offering, the Company is filing as exhibits to this Current Report on Form 8-K the following documents:

•	as Exhibits 5.1 and 23.1, the legal opinion and consent of Ropes & Gray LLP relating to the Shares to be issued and sold in the offerings;

•	as Exhibit 99.1, a press release announcing the offering.

The Company’s press release announcing the offerings is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).

99.1	Press Release of the Company dated October 23, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 23, 2012	Novavax, Inc.
/s/ John A. Herrmann III, J.D.
	Name:	John A. Herrmann III, J.D.
	Title:	Vice President, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit
Number	Description

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).

99.1	Press Release of the Company dated October 23, 2012.

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